                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 9D (Connecticut, Maryland, New Jersey, North Carolina and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-41744 of our opinion dated September 21, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 4, 1995